UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

LIFEVANTAGE CORPORATION
(Name of Registrant as Specified In Its Charter)

THE RADOFF FAMILY FOUNDATION Bradley l. radoff SUDBURY CAPITAL FUND, LP SUDBURY CAPITAL GP, LP SUDBURY HOLDINGS, LLC SUDBURY CAPITAL MANAGEMENT, LLC dayton judd michael lohner
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Bradley L. Radoff, Sudbury Capital Fund, LP and the other participants named herein (collectively, the “Radoff-Sudbury Group”), have filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of the Radoff-Sudbury Group’s highly-qualified director nominees at the fiscal year 2024 annual meeting of stockholders (the “Annual Meeting”) of LifeVantage Corporation, a Delaware corporation (the “Company”).

In connection with the solicitation of proxies regarding the Annual Meeting, the following script was prepared for and is being used on telephone calls to the Company’s stockholders by, or on behalf of, the Radoff-Sudbury Group:

“This is an important message with regards to your investment in LifeVantage Corporation. The stockholder meeting is scheduled to be held on November 6, 2023. The Radoff/Sudbury Group is alerting you that Institutional Shareholder Services (ISS) has recommended LifeVantage stockholders vote on the Blue proxy card, for nominee Dayton Judd and withhold on Chairman Garry Mauro.

Whether you have voted or not, if you want to vote as ISS recommends, it’s important to vote again now by voting on the Blue proxy card. Only your last vote counts. The Radoff/Sudbury Group recommends stockholders vote “FOR” for all three of their nominees on the Blue proxy card.

If you have any questions, please call Saratoga at 1-888-368-0379 or (212) 257-1311 from {8 am to midnight}, Eastern Time. Thank you for voting on the Blue proxy card.”